Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Viventia Bio Inc. of our report dated September 17, 2015 relating to the consolidated financial statements of Viventia Bio Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Winnipeg, Manitoba

October 21, 2015

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.